Exhibit 99.2

Nubia Brand International Corp. Announces Closing of Upsized $123,500,000 Initial Public Offering Including Partial Exercise of Over-Allotment Option

DALLAS, TX, March 15, 2022 (GLOBE NEWSWIRE) -- Nubia Brand International Corp. (the "Company") today announced the closing of its upsized initial public offering of 12,350,000 units at $10.00 per unit, including 1,350,000 units issued pursuant to the partial exercise by the underwriters of their over-allotment option. The units are listed on the Nasdaq Global Market ("Nasdaq") and trade under the ticker symbol "NUBIU". Each unit consists of one share of the Company's Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols "NUBI" and "NUBIW," respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Company intends to use the net proceeds from the offering, and the simultaneous private placements of warrants, to consummate the Company’s initial business combination.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on wireless telecommunications companies.

Patrick Orlando and Arthur Percy serve as Special Advisors to the Company’s board of directors (the “Board”) and Alexander Monje serves as Chairman of the Board. The Company’s management is led by Jaymes Winters, the Company’s Chief Executive Officer, and Vlad Prantsevich, the Company’s Chief Financial Officer.

EF Hutton, division of Benchmark Investments, LLC, acted as the sole book running manager for the offering.

Loeb & Loeb LLP served as legal counsel to the Company. Hogan Lovells US LLP served as counsel to EF Hutton, division of Benchmark Investments, LLC.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement relating to these securities was filed with, and declared effective by, the Securities and Exchange Commission ("SEC") on March 10, 2022, and a registration statement on Form S-1MEF (File No. 333-263465), was filed with the SEC on the same date and became effective upon filing. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," including with respect to the Company’s initial public offering, the anticipated use of the net proceeds thereof and the Company’s search for an initial business combination. No assurance can be given that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Jaymes Winters
Chief Executive Officer
Email: IR@nubiabrand.us
Phone: (972) 918-5120